EXHIBIT 21

                  SUBSIDIARIES OF REGISTRANT (AT MAY 6, 1996)


                                                                              PERCENTAGE OF VOTING
                                                     JURISDICTION               SECURITIES OWNED
                    NAME                          IN WHICH ORGANIZED     BY REGISTRANT     BY AFFILIATE
DIMON International, Inc.                        (A) North Carolina          100.00%
DIMON Do Brazil Tabacos Ltda.                    (A) Brazil                  100.00% (B)
DIMON International Tabak B.V.                   (A) The Netherlands         100.00% (B)
Mashonaland Tobacco Holdings
  (PVT) Ltd.                                     (A) Zimbabwe                100.00% (B)
Florimex Worldwide, Inc.                         (A) Virginia                100.00%
DIMON GmBH                                       (A) Germany                 100.00% (C)
Florimex
  Verwaltungs-gesellschaft                       (A) Germany                 100.00% (D)
  mbH                                            (A) The Netherlands         100.00% (C)
Florimex Worldwide B.V.                          (A) The Netherlands         100.00% (E)
Baardse B.V.
DIMON Hellus Tobacco S.A.                        (A) Greece                  100.00% (B)
DIMON Turk Tutun A.S.                            (A) Turkey                  100.00% (B)


(A) Included in the Consolidated Financial Statements

(B) Owned by DIMON International, Inc.

(C) Owned by Florimex Worldwide, Inc.

(D) Owned by Dibrell Brothers GmbH

(E) Owned by Florimex Worldwide B.V.